Exhibit 10.7

TESSERA TECHNOLOGIES, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

Tessera Technologies, Inc., a Delaware corporation (the “Company”), hereby adopts the Tessera Technologies, Inc. International Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein). The Plan is not intended to qualify as an “employee stock purchase plan within the meaning of Section 423(b) of the Code (as defined below).

1. Purpose. The purposes of the Plan are as follows:

(a) To assist employees of the Company’s Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company.

(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company’s Designated Subsidiaries.

2. Definitions.

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(e) “Common Stock” shall mean the common stock of the Company.

(f) “Company” shall mean Tessera Technologies, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

(g) “Compensation” shall mean all base straight time earnings and commissions, after the deduction of any payroll taxes and social security and national health insurance contributions required by law to be deducted from the same, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(h) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan and which employs individuals in countries other than the United States of America. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(i) “Effective Date” shall mean the date specified by the Board on which the Plan is to become effective.

(j) “Eligible Employee” shall mean an Employee of a Designated Subsidiary: (i) who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; (iii) whose customary employment is for more than five (5) months in any calendar year; and (iv) who is employed and resides in a country other than the United States of America. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(k) “Employee” shall mean any person who renders services to a Designated Subsidiary in the status of an employee. “Employee” shall not include any director of a Designated a Subsidiary who does not render services to the Designated Subsidiary in the status of an employee.

(l) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(m) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date (or if there is no closing sales price or closing bid on such date, the last market Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or if there are no closing bid and asked prices on such date, the last market Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Offering Period” shall mean (i) the twenty-four (24) month period commencing on the Effective Date and terminating on the last Trading Day in the period ending twenty-four (24) months later, and (ii) subject to Section 24, each twenty-four (24) month period commencing thereafter following the termination of the preceding Offering Period and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(p) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q) “Plan” shall mean this Tessera Technologies, Inc. International Employee Stock Purchase Plan.

(r) “Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(s) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(t) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq Stock Market are open for trading.

3. Eligibility.

(a) Any Eligible Employee on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Purchase Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5.

(c) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option.

4. Offering Periods. Subject to Section 24, the Plan shall be implemented by consecutive, overlapping Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) Subject to Section 5(b), an Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Purchase Period following the day on which such person becomes an Eligible Employee. Such person may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the first day of any Purchase Period during the Offering Period in which such person becomes an

Eligible Employee. The rights granted to such participant shall have the same characteristics as any rights originally granted during that Offering Period except that the first day of the Purchase Period in which such person initially participates in the Plan shall be the “Enrollment Date” for all purposes for such person, including determination of the Purchase Price.

(c) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(d) During a leave of absence approved by the Designated Subsidiary employing a participant, a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence. If a leave of absence is unapproved, the participant will cease automatically to participate in the Plan. In such event, the Company or a Designated Subsidiary will automatically cease to deduct the participant’s payroll under the Plan. The Company or a Designated Subsidiary will pay to the participant his or her total payroll deductions for the quarterly purchase period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

(e) A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant under Section 6(a) above shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(b) hereof, a participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions or suspend his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 3(c) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated in accordance with Section 6(a) above prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Offering Period more than 2,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and during each Purchase Period more than 8,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

(c) Upon a Designated Subsidiary ceasing to be such, an Eligible Employee of the Designated Subsidiary shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant, or in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.

12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.

13. Shares Subject to Plan.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 200,000 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(b) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board, and the term “Committee” shall apply to such committee. The Committee shall have, in connection with the administration of the Plan, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, and the term “Committee” shall apply to either the Compensation Committee of the Board or any such subcommittee. References in this Plan to the “Administrator” shall mean the Compensation Committee of the Board unless administration is delegated to a subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Compensation Committee or subcommittee.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company or its Designated Subsidiaries. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company, each Designated Subsidiary and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. The number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s or a Designated Subsidiary’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company or a Designated Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or such Designated Subsidiary at the location, or by the person, designated by the Company or such Designated Subsidiary for the receipt thereof.

22. Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company or a Designated Subsidiary of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

23. Term of Plan. The Plan shall become effective on the Effective Date and shall be in effect until the tenth (10th) anniversary of the Effective Date, unless sooner terminated under Section 20 hereof.

24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then (i) a new twenty-four (24) month Offering Period will automatically begin on the first trading day following that Exercise Date, and (ii) all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

25. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of a Designated Subsidiary or the Company or any Parent or Subsidiary or to affect the right of a Designated Subsidiary, the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

26. Governing Law and Jurisdiction. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. The courts of the Sate of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 26 is made for the benefit of the Company and its Designated Subsidiaries only, which accordingly retain the right to bring proceedings in any other court of competent jurisdiction. By completing a subscription agreement, a participant is deemed to have agreed to submit to such jurisdiction.

TESSERA TECHNOLOGIES, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR IRISH PARTICIPANTS

1. Application. This Sub-Plan for Irish participants in the Tessera Technologies, Inc. International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland and forms an integral part of the Tessera Technologies, Inc. International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Definition of Eligible Employee. For purposes of this Sub-Plan, “Eligible Employee” shall mean an Employee of a Designated Subsidiary: (i) in continuous employment with the Designated Subsidiary for not less than three months immediately preceding their participation in the Plan; (ii) who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); and (iii) who is employed and resides in a country other than the United States of America. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of this definition of “Eligible Employee,” the employment relationship shall, in respect of an Employee of a Designated Subsidiary incorporated in Ireland, be treated as continuing intact and will not be deemed as an interruption to continuous service, where the absence from service is protected by statute. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

3. Data Protection. It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee agrees and consents to:

(a) the collection, use and processing of his or her Personal Data (as defined below) by any member of the Company or any Parent or Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom shares of Common Stock are to be sold on behalf of the Eligible Employee;

(b) the Company and its Parents and Subsidiaries and the third party administrator of the Plan transferring the Eligible Employee’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of awards and the acquisition of shares of Common Stock pursuant to the Plan;

(c) the use of Personal Data by any such person for any such purposes; and

(d) the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this Section 3, “Personal Data” means an Eligible Employee’s name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire shares of Common Stock or other securities issued or transferred to such Eligible Employee pursuant to this Plan and any other personal information which could identify the Eligible Employee and is necessary for the administration of this Plan.

4. Not a Contract of Employment. Notwithstanding any other provision of this Plan:

(a) the Plan shall not form part of any contract of employment between the Company or any Parent or Subsidiary and an Eligible Employee;

(b) unless expressly so provided in his or her contract of employment, an Eligible Employee has no right or entitlement to be granted an award or any expectation that an award might be made to him, whether subject to any conditions or at all;

(c) the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any awards held by him or her) shall not form any part of his or her remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d) the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights and if an Eligible Employee ceases to be employed by the Company or any Parent or Subsidiary, the Eligible Employee shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e) the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights in respect of any pension scheme operated by the Company or any Parent or Subsidiary;

(f) the Eligible Employee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain shares of Common Stock, or any interest in shares of Common Stock pursuant to an award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair); and

(g) by accepting the grant of an award and not renouncing it, the Eligible Employee is deemed to have agreed to the provisions of this Section 3.

5. Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary shall be entitled to (i) withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) provide details in respect of any award to the Revenue Commissioners of Ireland. Furthermore, the Eligible Employee shall agree to indemnify the Company and/or its Parent or Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

6. Designation of Beneficiary. Notwithstanding anything to the contrary in Section 15 of the Plan, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland may only designate their estate as their beneficiary.

7. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of the Republic of Ireland apply.

TESSERA TECHNOLOGIES, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR ROMANIAN PARTICIPANTS

1. Application. This Sub-Plan for Romanian participants in the Tessera Technologies, Inc. International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of the Romania for the purpose of payment of taxes and forms an integral part of the Tessera Technologies, Inc. International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Data Privacy Provisions. In consideration of the processing operations that shall be carried out as part of an Eligible Employee’s participation in this Plan, the Company hereby provides each Eligible Employee with certain data privacy related information:

(a) Personal Data. “Personal Data” means any information referring to a natural person, identified or identifiable; an identifiable person is a that person who can be identified, directly or indirectly, particularly with reference to an identification number or to one or more factors specific to details of his physical, physiological, economical, cultural or social characteristics. To avoid any possible misunderstanding, it is agreed that the “Personal Data” referred to in this Plan are those mentioned below.

(b) By submitting a participation agreement, an Eligible Employee agrees and fully consents with the procession of the personal data communicated to the Company herein, respectively:

(i) Personal information (name, date of birth, gender, marital status, address, place of work, telephone number, mobile number, fax number, e-mail, family size, passport or visa information, age, language, skills, drivers license information, birth certificate);

(ii) Background information (education, including schools attended, and dates of attendance, degrees or diplomas granted, training, work history, including names of employers, dates of employment, and compensation information);

(iii) Compensation information (wages or salary, commissions, bonuses, stock option award and exercise information, employee stock purchase plan information, pensions);

(iv) Signature; and

(v) Bank account number.

(c) By signing an Award Agreement, each Eligible Employee gives his or her explicit consent to the Company to process any such personal data, either directly or through third parties. Eligible Employees also provide explicit consent to the Company to transfer any personal data indicated above outside of the country in which they work or are employed, in so far this transfer is required in relation to the Eligible Employees’ participation to this Plan and for the purposes described below. The Company shall ensure that all personal data that is transmitted will be kept confidential and used only for legitimate Company purposes as described below.

(d) The Company shall use the Eligible Employees’ personal data only in relation to the latter’s participation to this Plan and the granting of the Awards and managing thereof. Thus, the Company shall process the Eligible Employees’ data for the following main purposes:

(i) verifying the general eligibility and the compliance with the necessary conditions in order to receive grants;

(ii) administering and maintaining the Eligible Employee’s records;

(iii) internal compensation and benefit planning;

(iv) transmitting the personal data to third parties interested in purchasing the Company’s shares or the Company’s assets, to the Administrator, to the legal counsel to the Company, to the accountants for the Company and to any other person that the Company may find in its administration of this Plan to be appropriate.

(e) An Eligible Employee shall be fully liable for the accuracy of the information he or she provides to the Company.

(f) In connection with the processing carried out as part of their participation to this Plan, Eligible Employees have the following rights:

(i) The right to be informed. Each Eligible Employee has been informed by reading the present notice about the identity of the Company, the purpose for which the data are processed by the Company, the existence of the rights provided by law for the protection of personal data, as well as the conditions of exercising, the categories of recipients to whom the personal data are disclosed.

(ii) The right to have access to data. Each Eligible Employee has the right, upon a written, dated and signed request, to obtain from the Company the confirmation of the fact that the data related to the Eligible Employee are or are not processed by the Company. This request is to be accomplished for free in the limit of one request per year.

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(iii) The right of intervention. Each Eligible Employee has the right to request to the Company, upon a written, dated and signed request, the following:

(A) the rectification, the up-dating, the blocking or the erasure of the incomplete, inexact data or of illegal processions;

(B) the transformation of illegal personal data in anonymous data;

(C) the notification of the third parties with regard to the operations provided at (A) and (B) above.

(iv) The right of opposition. Each Eligible Employee has the right to oppose every moment, upon a written, dated and signed request, to the procession of his/her personal data, due to well-grounded and lawful reasons in connection to his/her particular situation;

(v) The right of not being subject to an individual decision. The right to demand and receive:

(A) the withdrawal or cancellation of a decision that produces juridical effects concerning the Eligible Employee, adopted exclusively on a personal data processing basis, carried out through automatic means, destined to evaluate some aspects of the Eligible Employee’s personality and/or professional competence, credibility, behavior or other such aspects;

(B) re-evaluation of any decisions regarding the Eligible Employee, and which affects the Eligible Employee in a significant manner, if the decision was adopted exclusively on a basis of data processing that meets the conditions stated under letter (A) above.

(vi) The right to refer to a court of law. Each Eligible Employee has the right to refer to a court of law in defense of any rights guaranteed by the law regarding the protection of personal data processions.

(g) In undertaking the envisaged processing, the Company shall take all necessary measures to ensure the confidentiality of the Eligible Employee’s data and the security of the processing, in accordance with the legal provisions in force.

3. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of Romania without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Romania apply.

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TESSERA TECHNOLOGIES, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR UK PARTICIPANTS

1. Application. This Sub-Plan for UK participants in the Tessera Technologies, Inc. International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of the United Kingdom for the purpose of payment of taxes and forms an integral part of the Tessera Technologies, Inc. International Employee Stock Purchase Plan (the “Plan”). The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail. Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2. Data Protection. It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee agrees and consents to:

(a) the collection, use and processing of his or her Personal Data (as defined below) by any member of the Company or any Parent or Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom shares of Common Stock are to be sold on behalf of the Eligible Employee;

(b) the Company and its Parents and Subsidiaries and the third party administrator of the Plan transferring the Eligible Employee’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of awards and the acquisition of shares of Common Stock pursuant to the Plan;

(c) the use of Personal Data by any such person for any such purposes; and

(d) the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this Section 2, “Personal Data” means an Eligible Employee’s name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire shares of Common Stock or other securities issued or transferred to such Eligible Employee pursuant to this Plan and any other personal information which could identify the Eligible Employee and is necessary for the administration of this Plan.

3. Not a Contract of Employment. Notwithstanding any other provision of this Plan:

(a) the Plan shall not form part of any contract of employment between the Company or any Parent or Subsidiary and an Eligible Employee;

(b) unless expressly so provided in his or her contract of employment, an Eligible Employee has no right or entitlement to be granted an award or any expectation that an award might be made to him, whether subject to any conditions or at all;

(c) the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any awards held by him or her) shall not form any part of his or her remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d) the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights and if an Eligible Employee ceases to be employed by the Company or any Parent or Subsidiary, the Eligible Employee shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e) the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights in respect of any pension scheme operated by the Company or any Parent or Subsidiary;

(f) the Eligible Employee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain shares of Common Stock, or any interest in shares of Common Stock pursuant to an award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair); and

(g) by accepting the grant of an award and not renouncing it, the Eligible Employee is deemed to have agreed to the provisions of this Section 3.

4. Tax Consequences.

(a) The Eligible Employee agrees to indemnify and keep indemnified the Company, it’s Parent or any Subsidiary from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an option; (ii) the acquisition by the participant of the shares on exercise of the option; or (iii) the disposal of any shares, (a “Tax Liability”)

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(b) At the discretion of the Administrator the option cannot be exercised until the Eligible Employee has entered into an election with the Company or the Eligible Employee’s employer (the “Employer”) as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company or the Employer for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the option, or the acquisition of the shares on exercise of the option, is transferred to and met by the participant.

(c) Without prejudice to the terms of the Plan, the option cannot be exercised until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the option and/or the acquisition of the shares by the Eligible Employee. Where any Tax Liability is likely to arise, the Company, the Employer, the Parent or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i) deduction from salary or other payments due to the Eligible Employee; or

(ii) withholding the issue, allotment or transfer to the Eligible Employee of that number of shares (otherwise to be acquired by the Eligible Employee on the exercise of the option) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii) withholding the issue, allotment or transfer to the Eligible Employee of the shares otherwise to be acquired by the Eligible Employee pursuant to the option until the employee has demonstrated to the satisfaction of the Company or the Employer that he has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the tax liability; or

(iv) where the tax liability arises as a result of a release or assignment by the Eligible Employee of the option, a deduction from the payment made to him as consideration for such release or assignment.

(d) Paragraph (c) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares to be issued or transferred to the Eligible Employee as a result of the exercise of the option, paid to the Company or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the option.

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5. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of English law apply.

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